Exhibit 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

I, Anastasios G. Konidaris, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of The Dun & Bradstreet Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Anastasios G. Konidaris
Anastasios G. Konidaris
Senior Vice President and Chief Financial Officer

Date:	October 8, 2009